UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 7, 2007

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WILSHIRE BANCORP, INC.
(Exact name of registrant as specified in its charter)

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California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On November 7, 2007, Brian E. Cho, Chief Financial Officer of Wilshire Bancorp, Inc. (the “Company”), notified the Company that he is resigning his positions with the Company, effective November 27, 2007. Mr. Cho will continue to fulfill his duties as Chief Financial Officer (principal financial and accounting officer) through the effective date of his resignation. Also on November 7, 2007, the Company appointed Elaine S. Jeon as interim Chief Financial Officer (principal financial and accounting officer), effective November 27, 2007. Ms. Jeon, age 46, has served as Senior or First Vice President and Controller of the Company since April 2004. She served the Company as Vice President or First Vice President and Accounting Manager from October 1999 through her promotion to Controller in April 2004 The Company has not entered into any material plans, contracts or arrangements, or amended any existing plans, contracts or arrangements, with Mr. Cho or Ms. Jeon as a result of the events reported herein. The Company’s related press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit 99.1	Press release dated November 8, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: November 9, 2007	By:	/s/ Brian E. Cho
Brian E. Cho, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 8, 2007.